Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

I, Scott Cramer; Chief Executive Officer and Chief Financial Officer of Affinity Mediaworks Corp. (the “Registrant”), do hereby certify pursuant to Rule 15d-l4(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1)

the Registrant’s Annual Report on Form 10-K of the Registrant for the fiscal year ended January 31, 2010 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 17, 2010	By:	/s/ Scott Cramer
Scott Cramer
Chief Executive Officer
Chief Financial Officer